EXHIBIT 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2000 relating to the consolidated financial statements of SCG Holding Corportion, which appears in SCG Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 17, 2000 relating t the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
------------------------------

Phoenix, Arizona
May 19, 2000